WARRANT PURCHASE AGREEMENT



                                      AMONG



                                 IMAGEMAX, INC.



                                       AND



                                COMMERCE BANK, NA

                                    as Agent



                               DATED JUNE 9, 2000



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                           WARRANT PURCHASE AGREEMENT

     THIS AGREEMENT is dated as of this 9th day of June, 2000, by and among IMAGEMAX, INC., a corporation incorporated under the laws of the Commonwealth of Pennsylvania (the "Company"), COMMERCE BANK, NA, as Agent for the Lenders (the "Agent") to that certain Credit Agreement of even date herewith by and between the Company, all of its direct and indirect subsidiaries (collectively, the "Subsidiaries", and together with the Company, collectively the "Borrowers"), and the Lenders which are parties thereto (together with such other Lenders which may thereafter become Lenders thereunder, collectively, the "Lenders"), ratably for the benefit of the Lenders (the "Credit Agreement").

                                   Background

     The Company, the Subsidiaries, the Agent and the Lenders are parties to the Credit Agreement pursuant to which, the Lenders have agreed to severally extend to the Borrowers a Revolving Credit Facility and a Term Loan Facility (collectively, the Credit Facilities"), all as more particularly set forth in the Credit Agreement. As a material inducement to the Lenders agreement to extend the Credit Facilities, the Company has agreed to grant to the Agent, ratably for the benefit of the Lenders, certain Common Stock Purchase Warrants, and the Company has agreed to issue such Warrants, all as more particularly set forth herein. All initially capitalized terms used herein, not otherwise defined herein, shall have the same meaning as ascribed to such terms in the Credit Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, the parties hereto, intending to be legally bound, agree as follows:

     1. Definitions. Unless the context otherwise requires, the following terms shall have the following meanings for purposes of this Agreement:

          1.1 "1999 Balance Sheet" shall have the meaning set forth in Clause 5.4(c) of this Agreement.

          1.2 "Board of Directors" shall mean the Board of Directors of the Company.

          1.3 [intentionally omitted]

          1.4 "Closing" shall have the meaning set forth in Section 4 of this Agreement.

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          1.5 "Closing Date" shall have the meaning set forth in Section 4 of this Agreement.

          1.6 "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          1.7 "Common Stock" shall mean the common stock, no par value, of the Company.

          1.8 "Company Securities" shall have the meaning set forth in Clause 10.2(b) of this Agreement.

          1.9 "Control" shall mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          1.10 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          1.11 "Exit Event" shall have the meaning set forth in Article 12 of this Agreement.

          1.12 "Governmental Body" shall mean any United States or state governmental body, any agency, commission or authority thereof, or any quasi-governmental or private body exercising any regulatory or taxing authority thereunder.

          1.13 "Holder" shall mean the Agent or the Lenders, if the Agent, ratably for the benefit of the Lenders, or the Lenders hold Registrable Securities or other securities of the Company which are convertible into or exercisable for Registrable Securities including the Warrants, and any permitted transferee of the Agent, ratably for the benefit of the Lenders, or the Lenders which holds Registrable Securities or other securities of the Company which are convertible into or exercisable for Registrable Securities including the Warrants.

          1.14 "Register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement by the Commission.

          1.15 "Registrable Securities" shall mean shares of the Company's Common Stock issued or issuable upon the exercise of the Warrants; provided such Common Stock will cease to be Registrable Securities when the entire amount of Registrable Securities proposed to be sold in a single sale, in the opinion of counsel to the

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Company may be distributed to the public without any limitation as to volume pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act.

          1.16 "Request for Registration" shall have the meaning set forth in
Section 10.1 of this Agreement.

          1.17 "Requirements of Law" means, as to any Person, any law, statute, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Body or stock exchange, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to in this Agreement.

          1.18 "SEC Reports" shall have the meaning set forth in Clause 5.4(a) of this Agreement.

          1.19 "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          1.20 "Stock Option Plan" shall mean the Company's 1997 Incentive Plan, as amended by Amendment No. 98-1.

          1.21 "Third Party Registrable Securities" shall have the meaning set forth in Section 10.2(b) of this Agreement.

          1.22 "Transfer" as to any Warrants or Common Stock issued upon the exercise of the Warrants, shall mean to sell, or in any other way directly or indirectly, to transfer, assign, distribute, encumber, pledge, hypothecate or otherwise dispose of, either voluntarily or involuntarily (or a sale, or any other direct or indirect transfer, assignment, distribution, encumbrance or other voluntary or involuntary disposition), as the case may be.

          1.23 "Warrants" shall mean the Warrants (individually a "Warrant") described in Section 2 hereof and any warrants issued in exchange or substitution for such warrants, as each may hereafter be amended and/or restated.

     2. Issuance of the Warrants. On the Closing Date and subject to the terms, conditions and provisions herein, and in consideration of the agreement of the Lenders to severally extend the Credit Facilities to the Borrowers, the receipt and sufficiency of which is hereby acknowledged, the Company hereby agrees to issue to, and in the name of, the Agent, ratably for the benefit of the Lenders, Common Stock Purchase Warrants to acquire one hundred thousand (100,000) shares (on a fully diluted basis) of the Company's Common Stock at an exercise price of Three Dollars and Fifty Cents ($3.50) (collectively, the "Warrants"). The Warrants issued in accordance with this Section 2 shall be in substantially the form attached hereto as Exhibit A.

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     3. [intentionally omitted]

     4. Closing. The closing of the purchase and sale of the Warrants (the "Closing") shall take place at the offices of Mesirov Gelman Jaffe Cramer & Jamieson, LLP, on the Closing Date, or at such other place and time as the Company, the Agent and the Lenders may otherwise agree. At the Closing, the Company will deliver to the Agent the Warrants to be issued at the Closing.

     5. Representations and Warranties of the Company. The Company hereby represents and warrants to the Agent and each of the Lenders as follows:

          5.1 Representations and Warranties under the Credit Agreement and the other Loan Documents. Each of the representations and warranties made by the Company in the Credit Agreement or in any of the other Loan Documents are hereby incorporated herein, ratified and republished in full as if set forth herein in full.

          5.2 Capitalization.

               (a) The authorized capital stock of the Company consists of 10,000,000 shares of preferred stock (none of which is issued and outstanding) and 40,000,000 shares of Common Stock. As of the date hereof,

                    (i) 6,649,016 shares of Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable,

                    (ii) no shares of Common Stock are held by the Subsidiaries, and

                    (iii) 1,600,000 shares of Common Stock are reserved for issuance pursuant to stock options granted pursuant to the Company's Stock Option Plan or otherwise of which options to purchase an aggregate of 1,090,000 of Common Stock have been granted to.

          5.3 Except as set forth below or otherwise in Schedules to the Credit Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Subsidiary or obligating the Company or any Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Subsidiary. All shares of Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in the Schedules to the Credit Agreement, there are no outstanding contractual obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any shares of Common Stock or any capital stock of any Subsidiary or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in,

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any Subsidiary or any other person. Each outstanding share of capital stock of each Subsidiary is duly authorized, validly issued, fully paid and nonassessable.

               (a) Except as otherwise provided herein or as set forth in the Schedules to the Credit Agreement, none of the capital stock of the Company has been reserved for issuance to any Person, or is restricted or encumbered in any manner, or is other wise subject to the claim of any Person, other than: (i) 1,714,286 shares of Common Stock, which have been reserved by the Company for issuance upon conversion of the Notes under the TDH Loan Documents; (ii) the 1,800,000 shares of Common Stock, which have been duly reserved for issuance upon exercise of the Warrants under the TDH Loan Documents; (iii) the 600,000 shares of Common Stock, which have been reserved for issuance pursuant to stock options granted pursuant to the Company's Stock Option Plan or otherwise of which options to purchase an aggregate of ____**_____ of Common Stock have been granted to date; (iv) the 1,000,000 shares of Common Stock, which have duly reserved for issuance pursuant to stock options that may be granted to certain management employees; and (v) as otherwise required hereunder.

          5.4 SEC Filings; Financial Statements.

               (a) The Company has filed all forms, reports and documents required to be filed by it with the SEC, and has heretofore delivered or made available to the Agent for the benefit of the Lenders, in the form filed with the SEC, (a) its Annual Reports on Form 10-K for the fiscal years ended December 31, 1997, 1998 and 1999, respectively, (b) its Quarterly Reports on Form 10-Q for the periods ended March 31, June 30, September 30, December 31, 1999, and March 31, 2000, (c) all proxy statements relating to the Company's meetings of shareholders (whether annual or special) held in this period, and (d) all other forms, reports and other registration statements filed by the Company with the SEC since January 1, 1999 (the forms, reports and other documents referred to in clauses (a), (b), (c) and (d) above being referred to herein, collectively, as the "SEC Reports"). The SEC Reports: (i) were prepared in all material respects in accordance with the requirements of the Securities Act, and the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder and
(ii) did not, at the time they were filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary is required to file any form, report or other document with the SEC.

               (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the SEC Reports was prepared in all material respects in accordance with GAAP throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presents in all material respects the consolidated financial position, results of operations and changes in shareholders' equity and cash flows of the Company and the consolidated Subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the

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case of unaudited statements, to the absence of notes and to normal and recurring year-end adjustments none of which individually or in the aggregate would have a Material Adverse Effect).

               (c) Except as and to the extent set forth on the consolidated balance sheet of the Company and the consolidated Subsidiaries as at December 31, 1999 including the notes thereto (the "1999 Balance Sheet"), or on Schedules to the Credit Agreement, neither the Company nor any Subsidiary has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with GAAP, except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since December 31, 1999 and liabilities and obligations which do not individually or in the aggregate have a Material Adverse Effect.

          5.5 Absence of Certain Changes or Events. Since March 31, 2000, except as set forth on the Schedules to the Credit Agreement, or as contemplated by this Agreement, or disclosed in any SEC Report filed since March 31, 2000 and prior to the date of this Agreement, the Company and the Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since March 31, 2000, there has not been (i) any change in the business, operations, properties, condition, assets or liabilities of the Company or any Subsidiary having, individually or in the aggregate, a Material Adverse Effect, (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to any property or asset of the Company or any Subsidiary and having, individually or in the aggregate, a Material Adverse Effect, (iii) any material change by the Company in its accounting methods, principles or practices, (iv) any revaluation by the Company of any asset (including, without limitation, any writing down of the value of inventory or writing off of notes or accounts receivable), other than in the ordinary course of business consistent with past practice, (v) any failure by the Company to revalue any asset in accordance with GAAP consistent with past practice, (vi) any entry by the Company or any Subsidiary into any commitment or transaction material to the Company and the Subsidiaries taken as a whole, (vii) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Company (except for cash dividends consistent with the Company's current dividend policy and described on the Schedules to the Credit Agreement) or any redemption, purchase or other acquisition of any of its securities, (viii) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any officers or key employees of the Company or any Subsidiary, except in the ordinary course of business consistent with past practice, or (ix) any entering into, renewal, modification or extension

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of, any contract, arrangement or agreement with any other party having individually or in the aggregate, a Material Adverse Effect.

          5.6 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the issuance of the Warrants, or the transaction contemplated hereby, based upon arrangements made by or on behalf of the Company.

          5.7 Offering Exemption. Assuming with respect to the Lenders which are parties to the Joinder hereto, the accuracy of the representations, warranties, acknowledgments and agreements of the respective Lenders set forth in Article 6 hereof, the issuance of the Warrants and the issuance of Common Stock upon the exercise of the Warrants are exempt from registration under the Securities Act and from registration or qualification under applicable state securities or blue sky laws.

     6. Representations and Warranties of the Lenders. The Agent and each of the Lenders, severally and not jointly, represents and warrants about itself to the Company as follows:

          6.1 The Agent is acquiring its rights in the Warrants, ratably for the benefit of the Lenders, solely for their respective account, for investment and not with a view to the distribution thereof within the meaning of the Securities Act. Such Lender is acquiring its beneficial rights in the Warrants solely for its own account, for investment and not with a view to the distribution thereof within the meaning of the Securities Act

          6.2 The Agent and such Lender understands that the Warrant and the Common Stock to be issued upon exercise of the Warrant have not been registered or qualified under the Securities Act or any state securities laws, by reason of their issuance and sale in transactions exempt from the registration or qualification requirements of the Securities Act and applicable state securities laws. The Agent and such Lender acknowledges that reliance on said exemptions is predicated in part on the accuracy of its representations and warranties herein. The Agent and such Lender acknowledges and agree that the Warrant and the Common Stock to be issued upon exercise of the Warrant, must be held indefinitely unless a subsequent disposition thereof is registered or qualified under the Securities Act and applicable state securities laws or is exempt from registration; and that, except as required herein, the Company is not required so to register or qualify any such securities or to take any action to make such an exemption available except to the extent provided herein.

          6.3 The Agent and such Lender further understands that the exemption from registration afforded by Rules 144 and 144A (the provisions of which are known to it) issued under the Securities Act depends on the satisfaction of various conditions and that, if applicable, Rules 144 and 144A afford the basis for sales under certain circumstances only in limited amounts.

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          6.4 The Agent and each of the Lenders severally, and not jointly, represents and warrants to the Company that it will not Transfer the Warrants or the Common Stock to be issued upon exercise of the Warrant, except as permitted under the Credit Agreement and the other Loan Documents or otherwise in accordance with the terms of this Agreement and the Warrants, as the case may be, and in compliance with the Securities Act and applicable state securities laws. Notwithstanding the foregoing, upon request of the Agent, and presentation of the original Warrants held by the Agent, the Company shall re-issue the Warrants in the name of the Lenders in such amounts as the Agent shall direct, whereupon all of the rights of the Lenders hereunder and under the Warrants shall severally succeed to the rights of the Agent.

          6.5 The Agent and each of the Lenders severally, and not jointly, represents and warrants to the Company that (i) it has such knowledge and experience in financial and business matters as is necessary to enable it to evaluate the merits and risks of an investment in the Company and is not utilizing any other person to be its purchaser representative in connection with evaluating such merits and risks; (ii) it has no present need for liquidity in its investment in the Company and is able to bear the risk of that investment for an indefinite period and to afford a complete loss thereof, and (iii) it was not formed for the specific purpose of making an investment in the Company.

          6.6 The Agent and each of the Lenders severally, and not jointly, represents and warrants to the Company that it is qualified as an "accredited investor" as defined in Rule 502 promulgated under the Securities Act of 1933.

          6.7 Such Lender acknowledges that it has been provided with and has been furnished with all information it has requested from the Company and has had an opportunity to review all of the books and records of the Company and to discuss with management of the Company all of the business and financial affairs of the Company.

          6.8 Such Lender represents and acknowledges that it has received a copy of the documents and items on the data room diskette delivered to such Lender, and it has had the opportunity to ask questions of and to receive answers from the Company concerning, and to review all books and records of the Company and to obtain additional information regarding, the Company and such documents and items to such Lender's, that such Lender has in fact asked all such questions, received such answers and obtained such information to such Lender's satisfaction.

     7. Deliveries. At the Closing, the Company shall cause to be delivered to the Agent, ratably for the benefit for the Lenders the following:

          7.1 The Warrants in accordance with Article 2 hereof; and

          7.2 Each and all of the documents, instruments and agreements required to be delivered in connection with the Credit Agreement, including, but not limited to the Loan Documents.

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     8. Affirmative Covenants of the Company.

          8.1 Compliance with Credit Agreement. The Company covenants and agrees that without the prior written consent of the Agent, so long as any of the Warrants remain outstanding: the Company and its Subsidiaries will timely comply with each and all of the provisions of Articles 7, and 8 of the Credit Agreement , except with respect to Sections 7.2, 7.3, 7.4.5, 7.5, 8.3, 8.5, 8.7, 8.9,
8.10, 8.11, 8.12, 8.13, 8.14 and 8.15 of such Articles of the Credit Agreement.(as the same may from time to time be amended); provided, however, that the provisions of this Section 8.1 shall survive the payment of the Obligations, and no termination of the Credit Agreement shall be deemed to release the Company from the foregoing reporting requirements, which provisions are expressly incorporated herein, made a part hereof and are republished herein in full as if set forth herein in full.

          8.2 Reservation of Common Stock. The Company shall reserve and keep available out of its authorized but unissued Common Stock the number of shares of Common Stock required for issuance upon the exercise of each of the Warrants (including any additional shares of Common Stock which may become so issuable by reason of the operation of anti-dilution provisions of the Warrants).

     9. [intentionally omitted]

     10. Registration Rights.

          10.1 Demand Registration Rights.

               (a) Upon written request at any time by the Agent, the Company shall use its best efforts to effect the registration under the Securities Act and registration or qualification under all applicable state securities laws of the Registrable Securities, as requested by the Agent, and to keep such federal or state registrations effective for a period of at least nine (9) months, all as provided in the following provisions of this Article 10;

               (b) Notwithstanding the foregoing, if the Board of Directors of the Company makes a good faith determination that it would be detrimental to the Company and its shareholders for a registration requested pursuant to Section 10.1(a) hereof to be made because there exists a bona fide financing, acquisition or other transaction of the Company and it is therefore essential to defer the filing of a registration statement to effect such registration, the Company shall have the right to defer taking action with respect to such filing for a period of not more than ninety (90) days after receipt of the request from the Agent pursuant to Section 10.1(a) hereof, provided that the Company shall not defer its obligation in this manner more than once in any six (6) month period, and for no more than one hundred eighty (180) days in the aggregate in any twelve (12) month period, and provided further that the Agent shall be entitled to withdraw the request for registration and, if such request is withdrawn, such registration

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shall not count as a requested registration hereunder and the Company shall pay all registration expenses incurred in connection with such withdrawn Request for Registration. In addition, the Company shall not be obligated to effect, or to take any action to effect any registration pursuant to this Section 10.1:

                    (i) After the Company has effected one (1) registration at the request the Agent pursuant to this Section 10.1 and such registrations have been declared or ordered effective. A Request for Registration shall not count for these purposes (A) unless such registration statement has been declared effective and an offering closed in which eighty (80%) percent of the Registrable Securities requested to be included in such registration have been sold, or (B) if the registration has been withdrawn by the Agent pursuant to Clause 10.1(b),

                    (ii) During the period starting with the date thirty (30) days prior to the Company's good faith estimate of the date of filing of, and ending on the date ninety (90) days after the effective date of, a registration subject to Section 10.3 hereof, provided that the Company is actively using its best efforts to cause such registration statement to become effective, and

                    (iii) In the event the Commission shall have declared any other registration statement with respect to an offering of securities of the Company to be effective within three (3) months prior to the Company's receiving a Request for Registration, the Company may delay the effective date of the registration statement filed in response to the Request for Registration until three (3) months after the effective date of the previous registration statement.

          10.2 Registration Requested by Holders. Whenever the Company shall be requested, pursuant to Clause 10.1(a) hereof, to effect the registration of any of the Registrable Securities under the Securities Act (a "Request for Registration"), the Company shall promptly (but in any event within twenty (20)
days) give notice of such proposed registration to the Agent and thereupon shall, as expeditiously as possible (but in no event later than sixty (60) days from receipt of the Request for Registration), use its best efforts to effect the registration under the Securities Act and under all applicable state securities laws of:

               (a) all Registrable Securities which the Company has been requested to register pursuant to the Request for Registration; and

               (b) all other Registrable Securities which the Agent has, within thirty (30) days after the Company has given such notice, requested the Company to register; all to the extent requisite to permit the sale or other disposition by the Agent so to be registered. If the Agent engages one or more underwriters to distribute such Registrable Securities, the Company shall permit the managing underwriter(s) and counsel to the underwriter(s) to visit and inspect any of the properties of the Company, examine its books, take copies and extracts therefrom and discuss the affairs, finances

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and accounts of the Company with its officers, employees and public accountants
(and by this provision the Company hereby authorizes said accountants to discuss with such underwriter(s) and such counsel its affairs, finances and accounts), at reasonable times and upon reasonable notice, with or without a representative of the Company being present. The Company shall have the right to include in any registration of Registrable Securities required pursuant to this Section 10.2 additional shares of its Common Stock to be issued by the Company ("Company Securities") or shares of Common Stock ("Third Party Registrable Securities") that have the benefit of duly exercised registration rights contractually binding on the Company, provided that if any Registrable Securities to be so registered for sale are to be distributed by or through underwriters, then all Registrable Securities to be so registered for sale and Company Securities and Third Party Registrable Securities, if any, shall be included in such underwriting on the same terms and provided, however, that if, in the written opinion of the managing underwriter(s), the total amount of such securities to be registered will exceed the maximum amount of the Company's securities which can be marketed without materially and adversely affecting the entire offering, then the Company shall exclude from such underwriting (x) first, the maximum number of Company Securities and Third Party Registrable Securities as is necessary in the opinion of the managing underwriter(s) to reduce the size of the offering and (y) then, the minimum number of Registrable Securities, pro rata to the extent practicable, on the basis of the number of Registrable Securities requested to be registered, as is necessary to reduce the size of the offering. A registration that covers both Registrable Securities, Company Securities and Third Party Registrable Securities shall be deemed to have been requested pursuant to a Request for Registration pursuant to Section 10.1(a) hereof if the Registrable Securities of the type covered by such Section constitute at least fifty (50%) percent of the total offering on the effective date of the registration statement and satisfies the conditions set forth in Clause Section 10.1(b)(i) but shall not be deemed to be one of the registrations referred to in Clause 10.1(a) hereof if Registrable Securities of the type covered by such Section constitute less than fifty (50%) percent of the total offering on the effective date of the registration statement or does not satisfy the conditions set forth in Section 10.1(b)(i).

          10.3 "Piggyback" Registrations.

               (a) If the Company at any time proposes, other than in accordance with a Request for Registration, to register any of its securities under the Securities Act on Form S-1, S-2 or S-3 or on any other form upon which the Registrable Securities may be registered for sale to the general public, whether for its own account or for the account of others, the Company will at each such time give notice to the Agent of such proposal at least ten (10) days before the Company files a registration statement. Upon the request of the Agent given within fifteen (15) days after the Holder has received such notice, the Company will use its best efforts to cause the Registrable Securities which the Company has been requested to register by the Agent to be registered under the Securities Act, all to the extent requisite to permit the sale or other disposition by the Agent of the Registrable Securities so registered.

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               (b) If securities are to be registered for sale under a
registration not initiated by a Request for Registration and are to be distributed by or through a firm of underwriters, then any Registrable Securities which the Company has been requested to register pursuant to clause
(i) of this Section 10.3 shall also be included in such underwriting on the same terms as other securities of the same class as the Registrable Securities included in such underwriting, provided that if, in the written opinion of the managing underwriter(s), the total amount of such securities to be so registered, when added to the Registrable Securities and the securities held by holders of securities other than the Registrable Securities, if any, will exceed the maximum amount of the Company's securities which can be marketed without materially and adversely affecting the entire offering, then the Company shall exclude from such underwriting (x) first, the maximum number of securities, if any, other than Registrable Securities or Third Party Registrable Securities, being sold for the account of persons other than the Company or persons intending to register securities obtained in connection with the TDH Loan Documents, as is necessary to reduce the size of the offering and (y) second, the minimum number of Registrable Securities and Third Party Registrable Securities, if any, as is necessary in the opinion of the managing underwriter(s) to reduce the size of the offering (any such reduction in Registrable Securities or Third Party Registrable Securities to be made pro rata to the extent practicable on the basis of the number of Registrable Securities and Third Part Registrable Securities requested to be registered), provided that in no event may less than one-third (1/3) of the total number of securities included in the registration be made available for Registrable Securities.

               (c) If securities are to be registered for sale under a registration not initiated by a Request for Registration and are to be distributed for the account of holders of Third Party Registrable Securities or holders (other than the Company) of other securities of the Company other than Registrable Securities by or through a firm of underwriters of recognized standing under underwriting terms appropriate for such transaction, then any Registrable Securities which the Company has been requested to register pursuant to clause (a) of this Section 10.3 shall also be included in such underwriting on the same terms as other securities included in such underwriting, provided that if, in the written opinion of the managing underwriter or underwriters, the total amount of such securities to be so registered, when added to such Registrable Securities, will exceed the maximum amount of the Company's securities which can be marketed without materially and adversely affecting the entire offering, then the Company shall exclude from such underwriting the number of Registrable Securities and other securities, pro rata to the extent practicable, on the basis of the number of securities requested to be registered, as is necessary in the opinion of the managing underwriter(s) to reduce the size of the offering , provided that in no event may less than one-third (1/3) of the total number of securities included in the registration be made available for Registrable Securities.

          10.4 Registrations on S-3. The Agent shall have the right to request in writing an unlimited number of registrations on Form S-3, or any successor thereto, provided that the Registrable Securities proposed to be included in the

Registration Statement have a proposed aggregate offering price of at least Five Hundred Thousand ($500,000) Dollars and that the Agent shall not have a right to request that Registrable Securities be registered on Form S-3 during any twelve
(12) month period if Registrable Securities of the Agent were included in two Registration Statements on Form S-3 pursuant to a request made by the Agent during such twelve (12) month period. Each such request by the Agent shall: (a) specify the number of Registrable Securities which the Agent intends to sell or dispose of, and (b) state the intended method by which the Agent intends to sell or dispose of such Registrable Securities. Upon receipt of a request pursuant to this Section 10.4, the Company shall use its best efforts to effect such registration or registrations on Form S-3.

          10.5 Company's Obligations in Registration. Whenever the Company is obligated to effect the registration of any Registrable Securities under the Securities Act, as expeditiously as possible the Company will use its best efforts to:

               (a) prepare and file with the Commission, a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective, including to promptly obtain the removal of any stop order or suspension of such registration statement, provided, that the Company shall not be required to keep such registration statement effective, or to prepare and file any amendments or supplements thereto, after the later of (i) the last business day of the ninth
(9th) month following the date on which such registration statement becomes effective under the Securities Act or such longer period during which the Agent shall pay all expenses reasonably incurred to keep such registration statement effective with respect to any of the Registrable Securities so registered or
(ii) the date on which all of the Registrable Securities registered pursuant to such registration statement have been sold;

               (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement whenever the Agent covered by such registration statement shall desire to dispose of the same;

               (c) as soon as practicable after filing such documents with the Commission, furnish to the Agent and each of the underwriters, if any, without charge, at least one manually signed or conformed copy of such registration statement and any amendment or supplement thereto, including financial statements and schedules; and as soon as practicable after the request of the Agent or underwriter, furnish to the Agent or underwriter, as the case may be, at least one copy of any document incorporated by reference in such registration statement or in any related prospectus, prospectus supplement or amendment, together with all exhibits thereto (including those previously furnished or incorporated by reference);

               (d) furnish to the Agent copies of a printed prospectus, including a preliminary prospectus and any amendments or supplements thereto, in conformity with the requirements of the Securities Act, and such other documents as Agent may reasonably request in order to facilitate the disposition of such Registrable Securities;

               (e) notify the Agent, at any time when a prospectus relating to the Registrable Securities covered by such registration statement is required to be delivered under the Securities Act, of the Company's becoming aware that the prospectus in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and at the request of the Agent, prepare and furnish to the Agent any reasonable number of copies of any supplement to or amendment of such prospectus necessary so that, as thereafter delivered to any purchaser of the Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

               (f) register or qualify the Registrable Securities covered by such registration statement under such securities or blue sky laws of such jurisdictions as the Holders for whom such Registrable Securities are registered or are to be registered or, in the case of an underwritten public offering, the managing underwriter shall reasonably request, and do any and all other reasonable acts and things which may be necessary or advisable to enable the Agent to consummate the disposition in such jurisdictions of such Registrable Securities; provided, however, that the Company shall not be required to consent to general service of process for all purposes in any jurisdiction where it is not then subject to process or qualify to do business as a foreign corporation where it would not be otherwise required to qualify;

               (g) furnish to the Agent an agreement satisfactory in form and substance to the Agent to the effect that during a period of up to one hundred eighty (180) days if required by the managing underwriter after the effective date of any underwritten public offering, neither the Company nor the Agent shall offer, sell, contract to sell or otherwise dispose of any shares of capital stock or securities convertible into capital stock, except as part of such underwritten public offering, provided that all executive officers and directors of the Company and all holders of more than five (5%) percent of the outstanding Common Stock and all other holders of registration rights enter into similar agreements identical in terms to that of the Holders;

               (h) furnish to the Agent a signed copy of an opinion or opinions of counsel for the Company acceptable to the Agent in form and substance as is customarily given to underwriters in public offerings;

               (i) in connection with any underwritten offering, enter into an underwriting agreement with the underwriter(s) of such offering in the form customary for such underwriter(s) for similar offerings, including such representations and warranties by the Company, provisions regarding the delivery of opinions of counsel for the Company and accountants' "comfort" letters, provisions regarding indemnification and contribution, and such other terms and conditions as are at the time customarily contained in such underwriter's underwriting agreements for similar offerings (and, at the request of Agent that are to be distributed by such underwriter(s), any or all (as requested by Agent) of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriter(s) shall also be made to and for the benefit of Agent); provided that the Agent shall enter into such underwriting agreement(s) on the same terms and conditions as the Company;

               (j) provide a CUSIP and a transfer agent and registrar for the Registrable Securities no later than the effective date of such registration statement;

               (k) cause all such Registrable Securities covered by such registration to be listed on each securities exchange on which similar securities of the Company are then listed; and

               (l) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission relating to such registration and the distribution of the securities being offered (including, without limitation, Regulation M promulgated under the Securities Act) and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act, not later than sixty (60) days after the end of any twelve (12) month period (or 120 days, if such period is a fiscal year) commencing at the end of any fiscal quarter in which the Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering, or, if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of such registration statement, which earning statements shall cover such 12-month periods.

          10.6 Payment of Registration Expenses. The costs and expenses of all registrations and qualifications under the Securities Act, and of all other actions which the Company is required to take or effect pursuant to this Article 10, shall be paid by the Company (including, without limitation, all registration and filing fees, printing expenses, expenses incident to filings with the National Association of Securities Dealers, Inc., auditing costs and expenses, and the reasonable fees and disbursements of counsel for the Company and one special counsel for the Agent). The Agent, ratably on behalf of the Lenders, shall pay only the underwriting discounts and commissions and transfer taxes, if any, relating to the Registrable Securities sold by it.

          10.7 Information from Holders. Notices and requests delivered by the Agent to the Company pursuant to this Article 10 shall contain such information regarding the Registrable Securities to be so registered and the intended method of
                                       15
disposition thereof as shall reasonably be required in connection with the action to be taken. Agent hereby agrees to provide the Company, or its agents or designees, with all information relating to the Agent and the Lenders reasonably required in connection with the registration under the Securities Act or any applicable state securities law of any Registrable Securities, provided that neither the Agent nor any of the Lenders shall be required to make any representations or warranties to the Company or the underwriters (other than the several representations and warranties regarding the Agent and the respective Lenders and such Person's intended method of distribution).

          10.8 Indemnification.

               (a) In the event of any registration under the Securities Act of any Registrable Securities pursuant to this Article 10, the Company shall indemnify and hold harmless the Agent, each of the Lenders, and each other Holder, if any, disposing of such Registrable Securities and each other Person, if any, which controls (within the meaning of the Securities Act) such Person and each other Person (including underwriters) who participates in the offering of such Registrable Securities, against any expenses, losses, claims, damages or liabilities, joint or several, to which such Person or controlling Person or participating Person may become subject under the Securities Act or otherwise, to the extent that such expenses, losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such Registrable Securities were registered under the Securities Act, in any preliminary prospectus or final prospectus contained therein, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein (in the case of a prospectus, in the light of the circumstances under which they were made) or necessary to make the statements therein not misleading, and will reimburse such Person and each such controlling Person or participating person for any legal or any other expenses reasonably incurred by such Person or such controlling Person or participating Person in connection with investigating or defending any such loss, claim, damage, liability or proceeding, provided, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary or final prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Person or such controlling or participating Person, as the case may be, specifically for use in the preparation thereof.

               (b) Indemnification similar to that specified in the preceding clause of this Section 10.8 (with appropriate modifications) shall be given by the Company to the Agent, each of the Lenders and each other Holder, if any, with respect to any registration or other qualification of securities under any state securities and "blue sky" laws.

               (c) If the indemnification provided for in clauses (a) and (b) of this Section 10.8 is held by a court of competent jurisdiction to be unavailable or insufficient to hold harmless an indemnified party, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party referred to in clauses (a) and (b) of this Section 10.8 in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with statements or omissions which resulted in expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statements or omissions. The parties agree that it would not be just and equitable if contributions pursuant to this clause were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this clause. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this clause shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any loss, claim, damage, liability or proceeding which is the subject of this clause. In no case shall any Holder of Registrable Securities be required to contribute any amount if it has no relative fault for the action giving rise to such losses, claims or liabilities. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               (d) Each indemnified party shall notify the indemnifying party in writing within ten (10) days after its receipt of notice of the commencement of any action against it in respect of which indemnity may be sought from the indemnifying party pursuant to this Section 10.8, provided that the failure of an indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 10.8, to the extent such failure is not prejudicial. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party, the indemnifying party will be entitled to participate in the defense with counsel satisfactory to such indemnified party.

               (e) Notwithstanding any of the foregoing, if, in connection with an underwritten public offering of Registrable Securities, the Company, the selling stockholders and the underwriter(s) enter into an underwriting or purchase agreement relating to such offering which contains provisions covering indemnification and contribution among the parties, the indemnification and contribution provisions of this Section 10.8 shall be deemed inoperative for purposes of such offering.

     11. [intentionally omitted]

     12. [intentionally omitted]

     13. [Intentionally Omitted]

     14. Legend on Stock Certificates. The Warrants and each certificate representing shares of Common Stock held by the Agent or any transferee of the Agent or the Lenders shall bear the following legends until such time as the shares represented thereby are no longer subject to the provisions hereof:

          THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A WARRANT PURCHASE AGREEMENT, DATED AS OF JUNE 9, 2000 AMONG IMAGEMAX, INC. (THE "COMPANY") AND COMMERCE BANK, NA, AS AGENT, AND THOSE LENDER WHICH ARE, OR MAY BECOME PARTIES TO, THAT CERTAIN CREDIT AGREEMENT OF EVEN DATE THEREWITH BY AND BETWEEN THE COMPANY, ALL OF ITS SUBSIDIARIES, THE AGENT AND THE LENDERS. COPIES OF SUCH WARRANT PURCHASE AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE COMPANY.

          THE SHARES REPRESENTED BY THIS CERTIFICATE ARE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND NEITHER MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

     15. Survival of Representations and Warranties; Indemnification; Fees and Expenses.

          15.1 All representations and warranties contained herein shall survive the Closing. All statements contained in a certificate or other instrument delivered by the Company pursuant to this Agreement in connection with the transactions contemplated by this Agreement shall constitute representations and warranties by the Company under this Agreement.

          15.2 The Company and the Subsidiaries shall, with respect to the representations, warranties and agreements made by the Company herein shall jointly and severally indemnify, defend and hold the Agent and the Lenders harmless against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including reasonable legal and accounting fees and expenses) arising from the untruth, inaccuracy or breach of any of the representations, warranties or agreements of the Company.

          15.3 The Company hereby agrees to reimburse Agent for Agent's out-of-pocket expenses, including reasonable attorney's fees and costs and filing fees, incurred by the Agent in connection with its due diligence and the development, preparation and execution of this Agreement and all other documents and instruments relating thereto whether or not Closing occurs. Such reimbursement shall be made simultaneously with Closing.

     16. Remedies. In case any one or more of the covenants and/or agreements set forth in this Agreement shall have been breached by the Company or the Agent, the Agent or the Company (as the case may be) may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance or injunctive relief with respect to any such covenant or agreement contained in this Agreement.

     17. Notices. All notices or requests provided for or permitted to be given pursuant to this Agreement must be in writing and may be given or served in accordance with the provisions therefore as set forth in the Credit Agreement, as the same may from time to time be amended

     18. Binding Agreement. This Agreement and each provision herein shall be binding upon and applicable to, nd shall inure to the benefit of, the Agent, the Lenders and their respective permitted assigns and legal representatives.

     19. Severability. Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may for any reason be hereafter declared invalid or unenforceable.

     20. Consents and Waivers. No consent or waiver, express or implied, by any party hereto of the breach, default or violation by any other party hereto of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach, default or violation of the same or any other obligations of such party hereunder. Failure on the part of any party hereto to complain of any act of any of the other parties or to declare any of the other parties hereto in default, irrespective or how long such failure continues, shall not constitute a waiver by such party of its rights hereunder.

     21. Applicable Law. This Agreement and all questions relating to its validity, interpretation and performance shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

     22. Prior Agreements. This Agreement, together with all exhibits hereto, and the other agreements contemplated hereby, including, but not limited to the Credit Agreement and the other Loan Documents, supersede any prior or contemporaneous understanding or agreement among the parties respecting the subject matter hereof. There are no arrangements, understandings or agreements, oral or written, among the parties hereto relating to the subject matter of this Agreement, except those fully expressed herein or in documents executed contemporaneously herewith. No change or modification of this Agreement shall be valid or binding upon the parties hereto unless such change or modification or waiver shall be in writing and signed by the parties hereto.

     23. Counting of Days. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or holiday.

     24. Captions. The captions used in this Agreement are for convenience only and shall not be construed in interpreting this Agreement. Whenever the context so requires, the neuter shall include the feminine and masculine, and the singular shall include the plural, and conversely.

     25. Headings. All section headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof.

     26. Gender. All pronouns used herein shall include all genders and the singular and plural as the context requires.

     27. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original for all purposes, but all of which taken together shall constitute only one agreement. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

     28. Publicity; Confidentiality. Except as may be required by applicable Requirements of Law, (i) none of the parties to this Agreement shall issue a publicity release or public announcement or otherwise make any disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval by the other parties hereto (which approval shall not be unreasonably withheld) and (ii) the Company and the Agent agree that all information received from each other will be held strictly confidential and each party will take reasonable steps to maintain the confidentiality of such information; provided, however, that nothing in this Agreement shall restrict the

Company or the Agent from disclosing information: (a) that is already publicly available; and (b) to their respective (i) shareholders, principals, partners and employees and (ii) attorneys, accountants, consultants and other advisors to the extent necessary to obtain their services in connection with the transactions contemplated by this Agreement. If any announcement is required by law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon.

     29. CONSENT TO JURISDICTION AND VENUE. IN ANY LEGAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, OR THE RELATIONSHIP EVIDENCED HEREBY OR THEREBY, THE UNDERSIGNED PARTIES HEREBY IRREVOCABLY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE COURT LOCATED IN THE COMMONWEALTH OF PENNSYLVANIA, IN ANY COUNTY IN WHICH THE AGENT HAS AN OFFICE OR BRANCH, AND THE UNITED STATES DISTRICT COURT LOCATED IN PHILADELPHIA PENNSYLVANIA AND AGREE NOT TO RAISE ANY OBJECTION TO SUCH JURISDICTION OR TO THE LAYING OR MAINTAINING OF THE VENUE OF ANY SUCH PROCEEDING. EACH UNDERSIGNED PARTY AGREES THAT SERVICE OF PROCESS IN ANY SUCH PROCEEDING MAY BE DULY EFFECTED UPON IT BY MAILING A COPY THEREOF, BY REGISTERED MAIL, POSTAGE PREPAID, TO EACH UNDERSIGNED PARTY.

     30. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES, AND BY THEIR RESPECTIVE ACCEPTANCE HEREOF THEREBY WAIVES, TRIAL BY JURY IN ANY LEGAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, OR THE RELATIONSHIP EVIDENCED HEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS TO ENTER INTO, ACCEPT OR RELY UPON THIS AGREEMENT.

     IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have executed this Agreement as of the day and year first above written.

                                           IMAGEMAX, INC.


                                           By:
                                              ----------------------------------
                                              Mark P. Glassman, Chief Financial
                                              Officer

                                           COMMERCE BANK, NA,
                                           as Agent


                                           By:
                                              ----------------------------------
                                              Peter Davis, Senior Vice President

                                     JOINDER

     Solely for the purposes of joining in the provisions of Article 6 hereof, with the intention of being legally bound hereby, the undersigned Lenders execute this Joinder as of this 9th day of June, 2000.


                                          COMMERCE BANK, NA,
                                          as Lender


                                          By:
                                             ------------------------------
                                             Peter Davis, Senior Vice Pres.


                                          FIRSTRUST BANK, as Lender


                                          By:
                                             ------------------------------
                                             Kent Nelson, Vice President